Exhibit 10

AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is dated and effective as of May 21, 2010, by and among The Wood Energy Group, Inc., a Missouri corporation (the “Borrower”), whose address is 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431, and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation, whose address is 222 South Riverside Plaza, 32nd Floor, Chicago, Illinois, 60606 (the “Bank”).

RECITALS

A.
Borrower and the Bank entered into that certain Loan and Security Agreement dated as of September 4, 2009, pursuant to which the Bank agreed to make certain Revolving and Term Loans to Borrower (the “Loan Agreement”).

B.	Borrower has requested that the Bank increase the Revolving Loan Commitment, reduce the Capex Loan Commitment and adjust the retainage amount for purposes of advances on the Revolving Loan.

C.
The Bank is willing to increase the Revolving Loan Commitment, reduce the Capex Loan Commitment and adjust the retainage, subject to the amendments to the Loan Agreement set forth herein and execution of the Loan Documents attached hereto, and the other terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing Recitals, and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. 1.         Defined Terms.  Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings specified for such terms in the Loan Agreement and the Loan Documents identified therein and herein.  All references herein to Articles and Sections shall mean the Articles and Sections of the Loan Agreement.

2. 2.         Amendments to Loan Agreement.

(a)           The following definitions contained in Article 1 of the Loan Agreement are hereby deleted and replaced in their entirety with the following:

“Revolving Loan Commitment” shall mean an amount equal to One Million and No/100 Dollars ($1,000,000.00).

“Revolving Loan Maturity Date” shall mean July 3, 2011.

“Capex Loan Commitment” shall mean an amount equal to One Million and No/100 Dollars ($1,000,000.00).

“Capex Facility” shall mean a Capex Loan in the principal amount of One Million and No/100 Dollars ($1,000,000.00), converting to a Term Loan, for the purpose of financing the purchase of Equipment.

“Working Capital Facility” shall mean a facility encompassing Revolving Loans in the principal amount of One Million and No/100 Dollars ($1,000,000.00) for the purposes of financing working capital and other reasonable and appropriate corporate purposes.

(b)           The following definition contained in Article 1 of the Loan Agreement is amended as follows:

The following language is added to the last sentence of “Borrowing Base Amount”:

…plus (iii) fifty percent (50%) of the retainage held by Union Pacific Railroad Company (“UP”) with respect to contracts by and between Borrower and UP, up to a maximum of Five Hundred Thousand and No/100 Dollars ($500,000.00).

(c)           The second paragraph of Section 2.2(d) of the Loan Agreement is deleted and the following paragraph is substituted in lieu thereof:

If Borrower has generated Excess Cash Flow during any calendar year that this Agreement remains in effect (not including calendar year 2009), then seventy-five percent (75%) of that Excess Cash Flow shall constitute a required Mandatory Term Loan Prepayment, Borrower shall, without notice or demand of any kind, pay to the Bank seventy-five percent (75%) of such Excess Cash Flow within one hundred twenty (120) days after the end of each such calendar year, and such amount shall be applied to the then-outstanding Term Loan balance.

(d)           Section 9.7(b) of the Loan Agreement is deleted and the following paragraph is substituted in lieu thereof:

(b)
as soon as available, and in any event, within forty-five (45) days following the end of each fiscal quarter, a copy of the financial statements of the Borrower regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended in the format and detail and such other information (including non-financial information) required by the Securities and Exchange Commission or as the Bank may request, in reasonable detail, prepared and certified as accurate by the Borrower; and

3.            Certain Documents.  Simultaneously with the execution and delivery of this Amendment, Borrower shall deliver or cause to be delivered, to Bank the following:

(a)	Substitute Revolving Note in the form attached hereto as Exhibit A-1;

(b)	Substitute Capex Note in the form attached hereto as Exhibit B-1;

(c)	Resolutions of the Board of Directors and/or Shareholders of the Borrower and Guarantor authorizing the execution of this Amendment and the Loan Documents;

(d)	Notice of Borrowing.

2

4. 4.         Amendment Consent Fee. At Closing, Borrower shall pay to the Bank an Amendment Consent Fee of Six Thousand Five Hundred Dollars ($6,500.00).

5. 5.         Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank that the execution and delivery of this Amendment and the Loan Documents described in Section 3 to which Borrower is a party have been duly authorized by all necessary corporate action on the part of Borrower, and that this Amendment and the Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and constitute legal and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

6. 6.         Reimbursement of Expenses.  To further induce Bank to enter into this Amendment, Borrower hereby agrees to pay, at closing, all costs and expenses reasonably incurred by Bank (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the preparation, negotiation, execution and delivery of this Amendment and the Loan Documents contemplated hereby, including all reasonable outstanding costs and expenses in connection to the Loan Agreement or any proposed amendments thereto.

7. 7.         Re-adoption.  Borrower hereby remakes and readopts each and every covenant, representation and warranty set forth in the Loan Agreement and the other Loan Documents (except for representations which specifically relate to an earlier date).  Borrower hereby represents and warrants to Bank that no Event of Default has occurred and is continuing and no Unmatured Event of Default has occurred and is continuing.

8. 8.         No Waiver.  Nothing contained in this Amendment shall be deemed to constitute or shall be construed as a waiver of any rights, remedies or security granted to Bank under the Loan Agreement, or any of the other Loan Documents executed and delivered in connection therewith, or a waiver of or acquiescence to any Event of Default.

9. 9.         No Other Modifications.  Except as expressly set forth herein, all of the terms, covenants, agreements and conditions set forth in the Loan Agreement shall remain unmodified and in full force and effect.  To the extent any of such terms, covenants, agreements or conditions in any of the other Loan Documents executed and delivered in connection with the Loan Agreement or this Amendment may contradict or be in conflict with the Loan Agreement, as amended hereby, such terms, covenants, agreements and conditions are hereby deemed modified and amended accordingly, effective as of the date hereof, to reflect the terms and conditions of the Loan Agreement, as amended hereby.

10. 10.     Facsimile Counterparts.  This Amendment may be executed by facsimile in any number of counterparts and by the different parties hereto by facsimile on separate counterparts and each such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same document.

[The rest of this page is intentionally blank.  The Parties’ signatures appear on following page]

3

[Signature Page For Amendment To Loan And Security Agreement]

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment to Loan and Security Agreement as of the date first above written.

THE WOOD ENERGY GROUP, INC., a Missouri corporation

By:
Its:

Agreed and accepted:

FIFTH THIRD BANK,
an Ohio banking corporation, successor by
merger with Fifth Third Bank,
a Michigan banking corporation,

By:
Its:

4

EXHIBIT A-1

SUBSTITUTE REVOLVING NOTE

$1,000,000.00	Chicago, Illinois
May 21, 2010

FOR VALUE RECEIVED, The Wood Energy Group, Inc., a Missouri corporation (“Maker”), promises to pay to the order of Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Bank”), at its offices at 222 South Riverside Plaza, 32nd Floor, Chicago, Illinois 60606 or at such other place as the holder of this Note may designate in writing to the Maker, on or before July 3, 2011, the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or, if less, the aggregate amount of Revolving Loans with respect to the Working Capital Facility advanced and unpaid pursuant to that certain Loan and Security Agreement dated as of September 4, 2009, made by and between the Maker and the Bank, as amended by that certain Amendment to Loan and Security Agreement, dated as of even date herewith, and as the same may be further amended from time to time (the “Loan Agreement”), the terms of which are incorporated by reference and made a part of this Note as though fully set out herein.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.  The amount advanced and outstanding under the Loan Agreement as shown on the books and records of the Bank shall be considered correct and conclusively binding on the Maker absent manifest error.

The Maker further promises to pay interest on the Revolving Loans as provided in the Loan Agreement.  All payments received from the Maker hereunder shall be applied by the Bank in accordance with the terms of the Loan Agreement.

This Note and any renewals and extensions hereof, and any other Obligations of the undersigned to the Holder hereof (the term “Holder” shall include the Bank and any subsequent holder hereof) due or to become due, now existing or hereafter contracted, and howsoever acquired by the Holder, are secured in the manner described in the Loan Agreement.

This Note is issued under the Loan Agreement and this Note and the Holder are entitled to all of the benefits provided for by the Loan Agreement or referred to therein, to which Loan Agreement reference is made for a statement thereof.  Pre-payments may be made hereon only at the times, in the events and in the manner provided in the Loan Agreement.

All unpaid amounts owing on this Note or on any other Obligations immediately shall become due and payable at the option of the Holder, without notice or demand, upon the occurrence of any Event of Default.

This Note is issued in substitution for and in replacement of, but not in payment of, that certain Revolving Note, dated September 4, 2009, in the original principal amount of Five Hundred Thousand Dollars ($500,000.00), issued by Maker and payable to the order of the Bank.

In the event of default in the payment of any sums due under this Note, the Maker hereby agrees that the Bank may offset all money, bank or other deposits or credits now or hereafter held by the Bank or owed by the Bank to Maker against all amounts due under this Note or against any other amounts which may be due the Bank from the Maker.

No clause or provision contained in this Note or any documents related hereto shall be construed or shall so operate (a) to raise the interest rate set forth in this Note above the lawful maximum, if any, in effect from time to time in the applicable jurisdiction for loans to borrowers of the type, in the amount, for the purposes, and otherwise of the kind contemplated, or (b) to require the payment or the doing of any act contrary to law, but if any clause or provision contained herein shall otherwise so operate to invalidate this Note, in whole or in part, then (i) such clauses or provisions shall be deemed modified to the extent necessary to be in compliance with the law, or (ii) to the extent not possible, shall be deemed void as though not contained and the remainder of this Note and such document shall remain operative and in full force and effect.

All makers and any endorsers, guarantors, sureties, accommodation parties and all other persons liable or to become liable for all or any part of this indebtedness, jointly and severally waive diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and also recourse or suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms of this Note, including time for payment, and further agree that any such renewals, extension or modification of the terms of this Note or the release or substitution of any security for the indebtedness under this Note or any other indulgences shall not affect the liability of any of the parties for the indebtedness evidenced by this Note.  Any such renewals, extensions or modifications may be made without notice to any of said parties.

The Maker shall be liable to the Holder for all reasonable costs and expenses incurred in connection with collection, whether by suit or otherwise, of any amount due under this Note, including, without limitation, attorneys’ fees, as more fully set forth in the Loan Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

The Wood Energy Group, Inc.

By:
Its:

EXHIBIT B-1

SUBSTITUTE CAPEX NOTE

$1,000,000.00	Chicago, Illinois
May 21, 2010

FOR VALUE RECEIVED, The Wood Energy Group, Inc., a Missouri corporation (“Maker”), promises to pay to the order of Fifth Third Bank, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (“Bank”), at its offices at 222 South Riverside Plaza, 32nd Floor, Chicago, Illinois 60606 or at such other place as the holder of this Note may designate in writing to the Maker, on or before September 3, 2010, the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or, if less, the aggregate amount of Capex Loans with respect to the Capex Facility advanced and unpaid pursuant to that certain Loan and Security Agreement dated as of September 4, 2009, made by and between the Maker and the Bank, as amended by that certain Amendment to Loan and Security Agreement, dated as of even date herewith and as the same may be further amended from time to time (the “Loan Agreement”), the terms of which are incorporated by reference and made a part of this Note as though fully set out herein.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.  The amount advanced and outstanding under the Loan Agreement as shown on the books and records of the Bank shall be considered correct and conclusively binding on the Maker absent manifest error.

The Maker further promises to pay interest on the Capex Loans as provided in the Loan Agreement.  All payments received from the Maker hereunder shall be applied by the Bank in accordance with the terms of the Loan Agreement.  Principal amounts repaid on the Capex Loans may not be borrowed again.

This Note and any renewals and extensions hereof, and any other Obligations of the undersigned to the Holder hereof (the term “Holder” shall include the Bank and any subsequent holder hereof) due or to become due, now existing or hereafter contracted, and howsoever acquired by the Holder, are secured in the manner described in the Loan Agreement.

This Note is issued under the Loan Agreement and this Note and the Holder are entitled to all of the benefits provided for by the Loan Agreement or referred to therein, to which Loan Agreement reference is made for a statement thereof.  Pre-payments may be made hereon only at the times, in the events and in the manner provided in the Loan Agreement.

All unpaid amounts owing on this Note or on any other Obligations immediately shall become due and payable at the option of the Holder, without notice or demand, upon the occurrence of any Event of Default.

This Note is issued in substitution for and in replacement of, but not in payment of, that certain Capex Note, dated September 4, 2009, in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), issued by Maker and payable to the order of the Bank.

In the event of default in the payment of any sums due under this Note, the Maker hereby agrees that the Bank may offset all money, bank or other deposits or credits now or hereafter held by the Bank or owed by the Bank to Maker against all amounts due under this Note or against any other amounts which may be due the Bank from the Maker.

No clause or provision contained in this Note or any documents related hereto shall be construed or shall so operate (a) to raise the interest rate set forth in this Note above the lawful maximum, if any, in effect from time to time in the applicable jurisdiction for loans to borrowers of the type, in the amount, for the purposes, and otherwise of the kind contemplated, or (b) to require the payment or the doing of any act contrary to law, but if any clause or provision contained herein shall otherwise so operate to invalidate this Note, in whole or in part, then (i) such clauses or provisions shall be deemed modified to the extent necessary to be in compliance with the law, or (ii) to the extent not possible, shall be deemed void as though not contained and the remainder of this Note and such document shall remain operative and in full force and effect.

All makers and any endorsers, guarantors, sureties, accommodation parties and all other persons liable or to become liable for all or any part of this indebtedness, jointly and severally waive diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and also recourse or suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms of this Note, including time for payment, and further agree that any such renewals, extension or modification of the terms of this Note or the release or substitution of any security for the indebtedness under this Note or any other indulgences shall not affect the liability of any of the parties for the indebtedness evidenced by this Note.  Any such renewals, extensions or modifications may be made without notice to any of said parties.

The Maker shall be liable to the Holder for all reasonable costs and expenses incurred in connection with collection, whether by suit or otherwise, of any amount due under this Note, including, without limitation, attorneys’ fees, as more fully set forth in the Loan Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

The Wood Energy Group, Inc.

By:
Its: